                                                             Exhibit 10.6

                                                             EXECUTION VERSION


                     AMENDMENT AND RESTATEMENT AGREEMENT dated as of June 12,
                    2002 (this "Amendment Agreement"), among KANSAS CITY SOUTHERN, a Delaware corporation ("Holdings"), THE KANSAS CITY SOUTHERN RAILWAY COMPANY, a Missouri corporation (the "Borrower"); the Lenders party hereto; and JPMORGAN CHASE BANK, as Administrative Agent, under the Credit Agreement dated as of January 11, 2000, among Holdings, the Borrower, the lenders referred to therein, the Collateral Agent, the Swingline Lender, the Issuing Bank and the Administrative Agent, as in effect on the date hereof (the "Original Credit Agreement").

     WHEREAS, Holdings and the Borrower have requested, and the requisite Lenders and the Administrative Agent have agreed, upon the terms and subject to the conditions set forth herein, that (a) the Borrower will issue up to $200,000,000 aggregate principal amount of 2002 Senior Notes (as defined in the Restated Credit Agreement referred to below) on the Amendment Effectiveness Date (as defined below), the proceeds of which will be used (i) to repay in full the Tranche A Term Loans and (ii) to repay $96,875,000 principal amount of Tranche B Term Loans, in each case as defined in and outstanding under the Original Credit Agreement and (b) the Original Credit Agreement will be amended and restated as provided herein;

     NOW, THEREFORE, Holdings, the Borrower, each of the undersigned Lenders and the Administrative Agent hereby agree as follows:

     SECTION 1. Defined Terms. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Restated Credit Agreement referred to below. As used in this Amendment Agreement, "Required Lenders" and "Tranche B Commitment" shall have the meanings assigned to them in the Original Credit Agreement. Required Lenders shall be determined immediately prior to giving effect to the amendment and restatement provided for in Section 4 hereof.

     SECTION 2. Amendment Effectiveness Date. (a) The transactions provided for in Sections 3 through 5 hereof shall be consummated at a closing to be held on the Amendment Effectiveness Date at the offices of Cravath, Swaine & Moore, or at such other time and place as the parties hereto shall agree upon.

     (b) The "Amendment Effectiveness Date" shall be specified by the Borrower, and shall be a date not later than June 12, 2002, as of which all the conditions set forth or referred to in Section 6 hereof shall have been satisfied. The Borrower shall give not less than one Business Day's written notice proposing a date as the Amendment Effectiveness Date to the Administrative Agent, which shall send copies of such notice to the Lenders. This Amendment Agreement shall terminate at 5:00 p.m., New York City time, on June 30, 2002, if the Amendment Effectiveness Date shall not have occurred at or prior to such time.

     SECTION 3. Prepayment of Tranche A Term Loans and Tranche B Term Loans outstanding under the Original Credit Agreement. The Borrower hereby irrevocably directs the Administrative Agent pursuant to Section 2.11(e) of the Original Credit Agreement to apply the proceeds of the 2002 Senior Notes (net of all Transaction Costs) immediately upon the receipt thereof (a) to prepay in full the outstanding Tranche A Term Loans outstanding under the Original Credit Agreement together with all accrued interest thereon and (b) to apply $96,875,000 in remaining proceeds of the 2002 Senior Notes (i) first, to prepay the outstanding principal amount of the Tranche B Term Loans outstanding under the Original Credit Agreement together with accrued interest thereon of each Tranche B Lender under the Original Credit Agreement who has not executed each of this Amendment Agreement and the Master Assignment Agreement and (ii) second, to the extent there are any proceeds of the 2002 Senior Notes remaining after the prepayment described in clause (i), to prepay on a pro rata basis outstanding principal amounts of the Tranche B Term Loans outstanding under the Original Credit Agreement together with accrued interest thereon.

     SECTION 4. Amendment and Restatement of the Original Credit Agreement; Master Assignment Agreement; Loans and Letters of Credit. (a) Effective simultaneously with and upon the prepayment of the Tranche A Term Loans and the Tranche B Term Loans under Section 3 above, and without further action by any Person, the Original Credit Agreement (including all schedules thereto) is hereby amended and restated to read in its entirety as set forth in Exhibit A hereto (the "Restated Credit Agreement"), and the Administrative Agent is hereby directed to enter into such Loan Documents and to take such other actions as may be required to give effect to the transactions contemplated hereby. From and after the effectiveness of such amendment and restatement, the terms "Agreement", "this Agreement", "herein", "hereinafter", "hereto", "hereof' and words of similar import, as used in the Restated Credit Agreement, shall, unless the context otherwise requires, refer to the Original Credit Agreement as amended and restated in the form of the Restated Credit Agreement, and the term "Credit Agreement", as used in the Loan Documents, shall mean the Restated Credit Agreement.

     (b) Each party hereto agrees to execute and deliver to the Administrative Agent (or its counsel) a counterpart to the Master Assignment Agreement on behalf of such party.

     (c) All Revolving Loans and Letters of Credit outstanding under the Original Credit Agreement shall continue to be outstanding under the Restated Credit Agreement and the terms of the Restated Credit Agreement will govern the rights of the Lenders and the Issuing Banks with respect thereto.

     SECTION 5. Fees and Expenses. On the Amendment Effectiveness Date, on or before the effectiveness of the Restated Credit Agreement, the Borrower shall pay to the Administrative Agent (a) for its own account, all fees and other amounts owed to it in connection with this Agreement and the transactions contemplated hereby under any agreement or instrument between it and the Borrower as of the Amendment Effectiveness Date, (b) for the account of each applicable payee, all expenses due and payable on or before the Amendment Effectiveness Date in connection with the Loan Documents to be delivered on the Amendment Effectiveness Date or otherwise in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the fees and expenses invoiced through the Amendment Effectiveness Date of Cravath, Swaine & Moore, counsel for the Administrative Agent and (c) for the account of each Revolving Lender that executes and delivers to the Administrative Agent (or its counsel) a copy of this Amendment Agreement at or prior to 12: 00 p.m. New York time, on June 10, 2002, an amendment fee (the "Amendment Fee") in an amount equal to 0.15% of such Lender's Revolving Commitment (whether used or unused) as of the Amendment Effectiveness Date.

     SECTION 6. Conditions. The consummation of the transactions set forth in Sections 3 through 5 of this Amendment Agreement shall be subject to the prior or simultaneous satisfaction of the following conditions precedent:

     (a) The Administrative Agent (or its counsel) shall have received from Holdings, the Borrower, each Tranche B Lender under the Restated Credit Agreement and Lenders constituting the Required Lenders (which may include certain of the aforementioned Tranche B lenders) either (1) counterparts of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed counterparts of this Agreement.

     (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent, the Collateral Agent, the Issuing Bank and the Lenders and dated the Amendment Effectiveness Date) of Sonnenschein Nath & Rosenthal, counsel for Holdings, the Borrower and the other Loan Parties, in form and substance satisfactory to the Administrative Agent covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Administrative Agent shall reasonably request. Each of Holdings and the Borrower hereby requests such counsel to deliver such opinion.

     (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

     (d) The Administrative Agent shall have received a certificate, dated the Amendment Effectiveness Date and signed by the President, a Vice President or a Financial Officer of Holdings and the Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02 of the Restated Credit Agreement and paragraph (k) of this Section.

     (e) The Administrative Agent shall have received, or contemporaneously therewith shall receive, all fees and other amounts due and payable on or prior to the date hereof in connection with this Agreement and the transactions contemplated hereby, including, without limitation, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including, without limitation, fees, charges and disbursements of counsel), required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

     (f) The Transactions and the other transactions contemplated hereby shall not violate any applicable law, statute, rule or regulation or conflict with, or result in a default under, any material agreement of Holdings, the Borrower or any of Holdings' Subsidiaries. All governmental and third party approvals required in connection with the issuance of the 2002 Senior Notes and the other Transactions shall have been obtained on terms satisfactory to the Administrative Agent and there shall be no governmental or judicial action, actual or threatened, that could reasonably be expected to restrain, prevent or impose burdensome conditions on the Transactions.

     (g) There shall not have occurred or become known to the Lenders any material adverse change in the business, financial condition, results of operations, property or prospects of Holdings and its Subsidiaries, taken as a whole, since December 31, 2001.

     (h) The Administrative Agent (or its counsel) shall have received from each of Holdings, the Borrower, each other Loan Party and the Collateral Agent either
(i) a counterpart of the Reaffirmation Agreement substantially in the form of Exhibit C hereto signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Reaffirmation Agreement) that such party has signed a counterpart of such Reaffirmation Agreement.

     (i) The Administrative Agent (or its counsel) shall have received from each of Holdings, the Borrower, the Administrative Agent and each Assignor and Assignee party to the Master Assignment Agreement either (i) a counterpart of the Master Assignment Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of the Master Assignment Agreement) that such party has signed a counterpart of the Master Assignment Agreement.

     (j) The 2002 Senior Notes shall have been issued on terms satisfactory to the Administrative Agent and in accordance with all applicable laws and on the terms and with the results consistent in all material respects with (a) the prospectus heretofore made available to the Lenders and (b) the pro forma financial information and projections delivered to the Administrative Agent and the Lenders prior to the date hereof

     (k) The Collateral and Guarantee Requirement shall continue to be satisfied, including but not limited to providing the Collateral Agent with (i) an updated Perfection Certificate dated the Amendment Effective Date and duly executed by a Responsible Officer of the Borrower and (ii) filing new Uniform Commercial Code financing statements reflecting the name change from Kansas City Southern Industries Inc. to Kansas City Southern.

     (1) The Lenders shall have received (a) audited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of Holdings for the 2001 fiscal year and (b) unaudited consolidated balance sheets and related statements of income, stockholders' equity and cash flows of Holdings for each subsequent fiscal quarter ended not less than 30 days before the Amendment Effectiveness Date, which financial statements shall not be materially inconsistent with the financial statements or forecasts previously provided to the Lenders.

     (m) The Lenders shall have received a pro forma consolidated balance sheet of Holdings as of the last day of the fiscal quarter ended March 30, 2002, giving effect to the issuance of the 2002 Senior Notes and the other transactions contemplated hereby as if they had occurred on such date, which shall not be materially inconsistent with the pro forma financial information and projections previously delivered to the Administrative Agent and the Lenders. Holdings shall be in compliance with the covenants set forth in Sections 6.13, 6.14 and 6.15, giving pro forma effect to the Transactions as if such Transactions had occurred at the beginning of each relevant period, and the Administrative Agent shall have received a certificate of a Financial Officer of Holdings demonstrating such compliance.

     The Administrative Agent shall notify the Borrower and the Lenders of the Amendment Effectiveness Date (which shall be the date specified by the Borrower pursuant to Section 2(b) above; provided that the conditions specified in this Agreement shall have been satisfied on or prior to such date), and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans under the Restated Credit Agreement shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02 of the Restated Credit Agreement) at or prior to 5:00 p.m., New York City time, on June 12, 2002 (and, in the event such conditions are not so satisfied or waived, this Agreement shall terminate at such time).

     SECTION 7. Effectiveness; Counterparts. This Amendment Agreement shall become effective when copies hereof which, when taken together, bear the signatures of each of (a) Holdings, the Borrower and the Administrative Agent,
(b) the Tranche B Lenders under the Restated Credit Agreement and (c) lenders constituting the Required Lenders under the Original Credit Agreement (which may include certain of the Tranche B Lenders under the Restated Credit Agreement) shall have been received by the revolving lenders under the Original Credit Agreement) shall have been received by the Administrative Agent. This Amendment Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract. Delivery of an executed counterpart of a signature page of this Amendment Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment Agreement.

     SECTION 8. No Novation. This Amendment Agreement shall not extinguish the Loans outstanding under the Original Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the Loans outstanding under the Original Credit Agreement, which shall remain outstanding as modified hereby. Notwithstanding any provision of this Agreement, the provisions of Sections 2.15, 2.16, 2.17 and 9.03 of the Original Credit Agreement as in effect immediately prior to the Amendment Effectiveness Date will continue to be effective as to all matters arising out of or in any way related to facts or events existing or occurring prior to the Amendment Effectiveness Date.

     SECTION 9. Notices. All notices hereunder shall be given in accordance with the provisions of Section 9.01 of the Restated Credit Agreement or, in the case of a notice to any Tranche B Lender under the Original Credit Agreement, in accordance with Section 9.01 of the Original Credit Agreement.

     SECTION 10. Applicable Law; Waiver of Jury Trial. (A) THIS AMENDMENT AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     (B) EACH PARTY HERETO HEREBY AGREES AS SET FORTH IN SECTION 10.10 OF THE RESTATED CREDIT AGREEMENT AS IF SUCH SECTION WERE SET FORTH IN FULL HEREIN.

                                    KANSAS CITY SOUTHERN,


                                         by /s/ Paul S. Weyandt
                                           -----------------------------------
                                           Name: Paul S. Weyandt
                                           Title: Vice President & Treasurer



                                    KANSAS CITY SOUTHERN
                                    RAILWAY COMPANY,


                                         by /s/ Paul S. Weyandt
                                           -----------------------------------
                                           Name: Paul S. Weyandt
                                           Title: Vice President & Treasurer


                                    JPMORGAN CHASE BANK, individually and
                                    as Administrative Agent, Collateral Agent,
                                    Issuing Bank and Swingline Lender,


                                         by /s/ Julie S. Long
                                           -----------------------------------
                                           Name: Julie S. Long
                                           Title: Vice President

                                    EXHIBITS

Exhibits

Exhibit A -  Restated Credit Agreement, together with schedules thereto
Exhibit B -  Form of Opinion of Sonnenschein, Nath & Rosenthal, Counsel for the
             Borrower
Exhibit C -  Form of Reaffirmation Agreement
Exhibit D -  Form of Master Assignment Agreement

                                                                       EXHIBIT A

                      AMENDED AND RESTATED CREDIT AGREEMENT

                                   dated as of

                                  June 12, 2002

                                      among

                              KANSAS CITY SOUTHERN

                    THE KANSAS CITY SOUTHERN RAILWAY COMPANY
                            The Lenders Party Hereto

                                       and

                              JPMORGAN CHASE BANK,
  as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender


                          J.P. MORGAN SECURITIES INC.,
                  as Advisor, Sole Arranger and Sole Bookrunner

                                TABLE OF CONTENTS

                                                                            Page
ARTICLE I

    Definitions; Construction
    SECTION 1.01.  Defined Terms ..........................................    1
    SECTION 1.02.  Classification of Loans and Borrowings .................   20
    SECTION 1.03.  Terms Generally ........................................   20
    SECTION 1.04.  Accounting Terms; GAAP .................................   20

ARTICLE II

    The Credits
    SECTION 2.01.  Commitments ............................................   22
    SECTION 2.02.  Loans and Borrowings ...................................   22
    SECTION 2.03.  Requests for Borrowings ................................   22
    SECTION 2.04.  Swingline Loans ........................................   23
    SECTION 2.05.  Letters of Credit ......................................   24
    SECTION 2.06.  Funding of Borrowing ...................................   27
    SECTION 2.07.  Interest Elections .....................................   28
    SECTION 2.08.  Termination and Reduction of Revolving Commitments .....   29
    SECTION 2.09.  Repayment of Loans: Evidence of Debt ...................   29
    SECTION 2.10.  Amortization of Trance B Term Loans ....................   30
    SECTION 2.11.  Prepayment of Loans ....................................   31
    SECTION 2.12.  Fees ...................................................   32
    SECTION 2.13.  Interest ...............................................   33
    SECTION 2.14.  Alternate Rate of Interest .............................   33
    SECTION 2.15.  Increased Costs ........................................   34
    SECTION 2.16.  Break Funding Payments .................................   35
    SECTION 2.17.  Taxes ..................................................   35
    SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of
                   Set-offs ...............................................   36
    SECTION 2.19.  Mitigation Obligations; Replacement of Lenders .........   37

ARTICLE III

    Representations and Warranties
    SECTION 3.01.  Organization; Powers ...................................   38
    SECTION 3.02.  Authorization; Enforceability ..........................   38
    SECTION 3.03.  Governmental Approvals; No Conflicts ...................   38
    SECTION 3.04.  Financial Condition; No Material Adverse Change ........   39
    SECTION 3.05.  Properties .............................................   39
    SECTION 3.06.  Litigation and Environmental Matters ...................   40
    SECTION 3.07.  Compliance with Laws and Agreements ....................   40
    SECTION 3.08.  Investment and Holding Company Status ..................   40
    SECTION 3.09.  Taxes ..................................................   40
    SECTION 3.10.  Employee Benefit Plans .................................   40

    SECTION 3.11.  Disclosure .............................................   41
    SECTION 3.12.  Subsidiaries ...........................................   41
    SECTION 3.13.  Insurance ..............................................   41
    SECTION 3.14.  No Undisclosed Dividend Restrictions ...................   41

ARTICLE IV

    Conditions
    SECTION 4.01.  Effective  Date ........................................   41
    SECTION 4.02.  Each Credit Event ......................................   41

ARTICLE V

    Affirmative Covenants
    SECTION 5.01.  Financial Statements and Other Information .............   42
    SECTION 5.02.  Notices of Material Events .............................   43
    SECTION 5.03.  Information Regarding Collateral .......................   43
    SECTION 5.04.  Existence; Conduct of Business .........................   44
    SECTION 5.06.  Maintenance of Properties ..............................   44
    SECTION 5.07.  Insurance ..............................................   44
    SECTION 5.08.  Casualty and Condemnation ..............................   44
    SECTION 5.09.  Books and Records; Inspection and Audit Rights .........   44
    SECTION 5.10.  Compliance with Laws ...................................   45
    SECTION 5.11.  Use of Proceeds and Letters of Credit ..................   45
    SECTION 5.12.  Additional Subsidiaries ................................   45
    SECTION 5.13.  Further Assurances .....................................   45

ARTICLE VI

    Negative  Covenants
    SECTION 6.01.  Indebtedness; Certain Equity Securities ................   46
    SECTION 6.02.  Liens ..................................................   47
    SECTION 6.03.  Sale and Leaseback Transactions ........................   48
    SECTION 6.04.  Mergers and Consolidations .............................   48
    SECTION 6.05.  Asset Sales ............................................   49
    SECTION 6.06.  Transactions with Affiliates ...........................   49
    SECTION 6.07.  Certain Other Agreements ...............................   49
    SECTION 6.08.  Investments, Loans, Advances, Guarantees and
                    Acquisitions ..........................................   50
    SECTION 6.09.  Hedging Agreements .....................................   51
    SECTION 6.10.  Restricted Payments; Certain Payments of Indebtedness ..   51
    SECTION 6.11.  Amendment of Material Documents ........................   52
    SECTION 6.12.  Ownership of Caymex, NAFTA Rail and Grupo TFM ..........   52
    SECTION 6.13.  Interest Expense Coverage Ratio ........................   52
    SECTION 6.14.  Leverage Ratio .........................................   52
    SECTION 6.15.  Capital Expenditures ...................................   52

ARTICLE VII

    Events of Default

ARTICLE VIII
    The Administrative Agent

ARTICLE IX
    Miscellaneous
    SECTION 9.01.  Notices ................................................   57
    SECTION 9.02.  Waivers; Amendments ....................................   57
    SECTION 9.03.  Expenses; Indemnity; Damage Waiver .....................   58
    SECTION 9.04.  Successors and Assigns .................................   59
    SECTION 9.05.  Survival ...............................................   62
    SECTION 9.06.  Counterparts; Integration; Effectiveness ...............   62
    SECTION 9.07.  Severability ...........................................   62
    SECTION 9.08.  Right of Setoff ........................................   63
    SECTION 9.09.  Governing Law; Jurisdiction; Consent to Service of
                    Process ...............................................   63
    SECTION 9.10.  WAIVER OF JURY TRIAL ...................................   63
    SECTION 9.11.  Headings ...............................................   64
    SECTION 9.12.  Confidentiality ........................................   64
    SECTION 9.13.  Interest Rate Limitation ...............................   64
    SECTION 9.15.  No Novation ............................................   65

SCHEDULES:

Schedule 1              -       Mortgaged Property
Schedule 2.01           -       Commitments
Schedule 3.05(b)        -       Real Property
Schedule 3.05(c)        -       Condemnation Proceedings
Schedule 3.06           -       Disclosed Matters
Schedule 3.12           -       Subsidiaries
Schedule 3.13           -       Insurance
Schedule 6.01           -       Existing Indebtedness
Schedule 6.02           -       Existing Liens
Schedule 6.07           -       Restrictive Agreements


EXHIBITS:
Exhibit A   -  Form of Assignment and Acceptance
Exhibit B   -  Form of Opinion of Sonnenschein Nath & Rosenthal
Exhibit C   -  Form of Guarantee Agreement
Exhibit D   -  Form of Indemnity, Subrogation and Contribution Agreement
Exhibit E   -  Form ofPledge Agreement
Exhibit F   -  Form of Security Agreement

                         AMENDED AND RESTATED CREDIT AGREEMENT dated as of June
                    12, 2002 among KANSAS CITY SOUTHERN, THE KANSAS CITY SOUTHERN RAILWAY COMPANY, the LENDERS party hereto, and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan
                    Bank), as Administrative Agent, Collateral Agent, Issuing Bank and Swingline Lender.

     The Borrower (such term and each other capitalized term used but not defined herein having the meaning given to it in Article I), Holdings, certain of the Lenders, the Administrative Agent, the Collateral Agent, the Issuing Bank and the Swingline Lender were parties to the Credit Agreement dated as of January 11, 2000, as amended (the "Original Credit Agreement").

     The Borrower intends to issue the 2002 Senior Notes on the date hereof and will use the proceeds of the 2002 Senior Notes to repay on the Effective Date all of the Tranche A Term Loans (as defined in the Original Credit Agreement) and Tranche B Term Loans (as defined in the Original Credit Agreement) in an aggregate principal amount of at least $96,875,000, in each case outstanding under the Original Credit Agreement.

     The Borrower, Holdings, the Administrative Agent and certain of the Lenders are parties to the Amendment and Restatement Agreement dated the date hereof pursuant to which the Original Credit Agreement is being amended and restated in the form of this Agreement and pursuant to which the Borrower has requested the Lenders to continue to extend credit in the form of (a) the Tranche B Term Loans outstanding on the Effective Date and not repaid as contemplated in the preceding paragraph in an aggregate principal amount not in excess of $150,000,000 and (b) Revolving Loans, Swingline Loans and Letters of Credit at any time and from time to time on or after the Effective Date and prior to the

Revolving Maturity Date in an aggregate principal amount at any time outstanding not in excess of $100,000,000. The Borrower has requested the Issuing Bank to issue Letters of Credit in an aggregate stated amount at any time outstanding that will not result in the LC Exposure exceeding $15,000,000, and has requested the Swingline Lender to make available Swingline Loans in an aggregate principal amount at anytime outstanding not in excess of $10,000,000. The proceeds of the Term Loans and of the Revolving Loans outstanding prior to the Effective Date were used for the purposes set forth in the Original Credit Agreement. The proceeds of Revolving Loans made on and after the Effective Date are to be used to pay fees and expenses related to the Effective Date Transactions, to provide working capital and for other general corporate purposes of Holdings and the Subsidiaries. The Letters of Credit and Swingline Loans are to be used for general corporate purposes of Holdings and the Subsidiaries.

     The parties hereto agree as follows:

                                    ARTICLE I

                            Definitions; Construction

     SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

     "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

     "Additional Permitted Unsecured Debt" means any unsecured Indebtedness of Holdings or the Borrower; provided that (a), in no event shall the terms of such unsecured Indebtedness require any payments in respect of principal (including any prepayment, redemption, repurchase or defeasance) prior to the Tranche B Maturity Date, (b) a Subsidiary shall not Guarantee such unsecured Indebtedness unless (i) such Subsidiary also has Guaranteed the Obligations pursuant to the Guarantee Agreement, (ii) such Guarantee is unsecured and (iii) such Guarantee provides for the release and termination thereof, without action by any party, upon any release and termination of the Guarantee by the applicable Subsidiary of the Obligations (other than by reason of repayment and satisfaction of all of the Obligations), (c) Holdings and its Subsidiaries shall be in compliance with Sections 6.13 and 6.14 of this Agreement at the time such Indebtedness is incurred and after giving effect to such incurrence and (d) all of the Net Proceeds of such Indebtedness shall be used to prepay Tranche B Term Loans outstanding under this Agreement simultaneously with the incurrence of such Indebtedness; provided that, in connection with the exercise of Holdings' option or obligation, as the case may be, to purchase shares of capital stock of TFM, S.A., .de C.V. or Grupo TFM, in either case from the Mexican Federal government or any other. Mexican governmental entity or quasi-governmental entity, so long as Holdings or any of its Subsidiaries has previously received Net Proceeds in an aggregate amount of not less that $100,000,000 from the issuance by Holdings or any of its Subsidiaries of common Equity Interests or preferred Equity Interests of Holdings or the Borrower that do not require redemptions or repurchases prior to the Tranche B Maturity Date and all dividends in respect of which are accrued or paid with additional shares of such preferred Equity Interest, and such Net Proceeds shall have been used directly or indirectly, in the form of a capital contribution, to purchase capital stock of TFM, S.A., de C.V. or Grupo TFM, as applicable, the Borrower may incur up to $50,000,000 in the aggregate of Additional Permitted Unsecured Debt, the proceeds of which may be used to purchase additional capital stock of TFM, S.A. de C.V. or Grupo TFM, as applicable.

     "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate. "Administrative Agent" means

JPMorgan Chase Bank, in its capacity as administrative agent for the Secured Parties.

     "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

     "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

     "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

     "Amendment and Restatement Agreement" means the Amendment and Restatement Agreement dated the date hereof among Holdings, the Borrower, the Administrative Agent and certain of the Lenders.

     "Applicable Percentage" means, with respect to any Revolving Lender, the percentage of the total Revolving Commitments represented by such Lender's Revolving Commitment. If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments.

     "Applicable Rate" means, for any day, (a) with respect to any Tranche B Term Loan, (i) 2.00% per annum in the case of a Eurodollar Loan and (ii) 1.00% per annum in the case of an ABR Loan; provided that in the event the credit facility under this Agreement is rated BBB- or better by S&P or Baa3 or better by Moody's, the Applicable Rate for any day with respect to any Tranche B Term Loan shall be reduced by 0.25% and (b) with respect to any Revolving Loan, the applicable rate per annum set forth :in the table below based on the Leverage
Ratio:

    =============================   ===============    =========================
                                       Revolving
                                       Facility
                                      Eurodollar         Revolving Facility ABR
            Leverage Ratio              Spread                  Spread
    -----------------------------   ---------------    -------------------------
              Category 1                2.75%                    1.75%
              ----------
        (greater than)5.0:1.0
    -----------------------------   ---------------    -------------------------
              Category 2                2.50%                    1.50%
              ----------
        (greater than)4.5:1.0
       and (lesser than)5.0:1.0
    -----------------------------   ---------------    -------------------------
              Category 3                2.25%                    1.25%
              ----------
        (greater than)4.0:1.0
      and (lesser than)4.5:1.0
    -----------------------------   ---------------    -------------------------
              Category 4                2.00%                    1.00%
              ----------
          (greater than)3.5
      and (lesser than)4.0:1.0
    -----------------------------   ---------------    -------------------------
              Category 5                1.75%                     .75%
        (lesser than)3.5:1.0
    =============================   ===============    =========================

     The Leverage Ratio shall be determined as of the end of each fiscal quarter of Holdings based upon Holdings' consolidated financial statements delivered pursuant to Section 5.01 (a) or (b). Each change to the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the second Business Day following the date of delivery to the Administrative Agent of the consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that if Holdings fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01 (a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered the Leverage Ratio shall be deemed to be greater than 5.0 to 1.0.

     "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

     "Attributable Debt" means, in connection with any Sale and Leaseback Transaction, the present value (discounted in accordance with GAAP at the discount rate implied in the lease) of the obligations of the lessee for rental payments during the term of the lease.

     "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

     "Borrower" means The Kansas City Southern Railway Company, a Missouri corporation.

     "Borrowing" means (a) Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

     "Borrowing Request" means a request by the Borrower for a Borrowing in accordance with Section 2.03.

     "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

     "Capital Expenditures" means, for any period, (a) the additions to property, plant and equipment and other capital expenditures of Holdings and its consolidated subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of Holdings for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by Holdings and its consolidated subsidiaries during such period.

     "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP. "Canada" means Canada Transportation, Inc., a Delaware corporation.

     "Caymex"means Caymex Transportation, Inc., a Delaware corporation.

     A "Change in Control" shall be deemed to have occurred if (i) at any time, less than 75% of the members of the board of directors of Holdings shall be (A) individuals who are members of such board on the date hereof or (B) individuals whose election, or nomination for election by Holdings's stockholders, was approved by a vote of at least 75% of the members of the board then still in office who are members of the board on the date hereof (or whose election or nomination has been approved as provided in this clause (b)), (ii) at any time, any person, or any two or more persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of Equity Interests of Holdings, shall become, according to public announcement or filing, the "beneficial owner" (as defined in Rule 13d-3 issued under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of Holdings representing 30% or more (calculated in accordance with such Rule 13d-3) of the combined voting power of Holdings' then outstanding voting securities, (iii) any Person other than Holdings shall acquire ownership, directly or indirectly, beneficially or of record of any Equity Interests of the Borrower or (iv) a "Change of Control" (or similar event), as such term may be defined in any indenture or other agreement or instrument governing Material Indebtedness, shall have occurred.

     "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

     "Class", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans, Tranche B Term Loans or Swingline Loans.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Collateral" means any and all "Collateral", as defined in any applicable Security Document.

     "Collateral Agent" means JPMorgan Chase Bank, in its capacity as collateral agent for the Secured Parties.

     "Collateral and Guarantee Requirement" means the requirement that:

          (a) the Administrative Agent shall have received from each Loan Party either (i) a counterpart of each of the Security Agreement, a Pledge Agreement, the Guarantee Agreement and the Indemnity, Subrogation and Contribution Agreement duly executed and delivered on behalf of such Loan Party or (ii) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to each such agreement, in the form specified therein, duly executed and delivered on behalf of such Loan Party;

          (b) all outstanding Equity Interests of the Borrower, any Subsidiary or any other Person owned by or on behalf of any Loan Party shall have been pledged pursuant to the Pledge Agreements (except that the Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary) and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

          (c) all Indebtedness of Holdings, the Borrower and each Subsidiary that is owing to any Loan Party shall have been pledged pursuant to the Pledge Agreement and any promissory notes evidencing any such Indebtedness shall have been delivered to the Collateral Agent, together with instruments of transfer with respect thereto endorsed in blank;

          (d) all documents and instruments, including Uniform Commercial Code financing statements and. filings with the STB, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Agreement and perfect such Liens to the extent required by, and with the priority required by, the Security Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

          (e) the Collateral Agent shall have received (i) counterparts of Mortgages with respect to all Mortgaged Properties, duly executed and delivered by the record owners of such Mortgaged Property and (ii) such legal opinions, title insurance (except in the case of Mortgaged Properties consisting of railroad facilities (other than the Borrower's railroad yard in Shreveport, Louisiana), intermodal facilities and rights of way), insurance and other documents as may be required under the Mortgages or applicable law, or as the Administrative Agent may reasonably request, with respect to any such Mortgages or Mortgaged Properties; and

          (f) each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

The foregoing definition shall not require the creation or perfection of pledges of or security interests in, or the obtaining of title insurance with respect to, particular assets of the Loan Parties if and for so long as, in the judgment of the Administrative Agent, the cost of creating or perfecting such pledges or security interests in such assets or obtaining title insurance in respect of such assets shall be excessive in view of the benefits to be obtained by the Lenders therefrom. The Administrative Agent may grant extensions of time for the perfection of security interests in or the obtaining of title insurance with respect to particular assets (including extensions beyond the Effective Date for the perfection of security interests in the assets of the Loan Parties on such date) where it determines that perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents.

     "Commitment" means a Revolving Commitment.

     "Consolidated EBITDA" means, for any period, Consolidated Net Income for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) consolidated income tax expense for such period,
(iii) all amounts attributable to depreciation and amortization for such period and (iv) all extraordinary losses for such period and minus (b) without duplication and to the extent included in determining such Consolidated Net Income, any extraordinary gains for such period, all determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, the interest expense (including imputed interest expense in respect of Capital Lease Obligations) of Holdings and the Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided that (a) for purposes of calculating the "Consolidated Interest Expense" with respect to Unit Debentures in the financial covenant set forth in Section 6.13, the "Consolidated Interest Expense", for any period, shall include only the cash interest expense paid on Unit Debentures by Holdings and the Subsidiaries for such period and (b) all cash dividends paid during such period with respect to preferred Equity Interests issued after the date hereof in respect of which cash dividends are payable.

     "Consolidated Net Income" means, for any period, the net income or loss of Holdings, the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded (a) the income of any Person (other than Holdings) in which any other Person (other than Holdings, the Borrower or any Subsidiary or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest, except to the extent of the amount of dividends or other distributions actually paid to Holdings, the Borrower or any of the Subsidiaries during such period, and (b) the income or loss of any Person accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Holdings, the Borrower or any Subsidiary or the date that such Person's assets are acquired by Holdings, the Borrower or any Subsidiary.

     "Consolidated Net Worth" shall mean, on any date the stockholders' equity of Holdings and the Subsidiaries on such date, determined on a consolidated basis in accordance with GAAP.

     "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

     "Controlled Group" means all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with Holdings or any Subsidiary, are treated as a single employer under Section 414(b) or 414(c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code.

     "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

     "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06.

     "dollars" or I" refers to lawful money of the United States of America.

     "Effective Date" means the date on which the conditions specified in
Section 6 of the Amendment and Restatement Agreement are satisfied (or waived in accordance with Section 9.02 hereof).

     "Effective Date Transactions" means the Transactions that have occurred, or that are contemplated or required by this Agreement to have occurred, on or before the Effective Date and prior to or simultaneously with the initial Borrowing or issuance of a Letter of Credit hereunder. "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

     "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of Holdings, the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

     "Equity Interests" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "ERISA Event" means (a) any Reportable Event; (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by Holdings or any member of the Controlled Group of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by Holdings or any member of the Controlled Group from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or to appoint a trustee to administer any Plan; (f) the incurrence by Holdings or any member of the Controlled Group of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by Holdings or any member of the Controlled Group of any notice, or the receipt by any Multiemployer Plan from Holdings or any member of the Controlled Group of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

     "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

     "Event of Default" has the meaning assigned to such term in Article VII.

     "Excess Cash Flow" means, for any fiscal year, an amount equal to:

          (a) Consolidated EBITDA for such fiscal year; minus

          (b) cash tax payments made by Holdings and its Subsidiaries during such fiscal year; minus

          (c)  Consolidated  Interest  Expense for such fiscal year; minus

          (d) (i) Capital Expenditures for such fiscal year (except to the extent attributable to the incurrence of Capital Lease Obligations or otherwise financed by incurring longterm Indebtedness) and (ii) capital contributions, loans and guaranteed Indebtedness and sale and leaseback transactions made during such fiscal year, in each case permitted by
     Section 6.080); minus

          (e) the aggregate principal amount of long-term Indebtedness repaid or prepaid by Holdings and its consolidated Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit, (ii) Term Loans prepaid pursuant to Section 2.11 (c) (other than any part of such prepayment attributable to gains on asset sales that are included in the calculation of consolidated Net Income for such fiscal year) or (d), and (iii) repayments or prepayments of long-term Indebtedness financed by incurring other long-term Indebtedness; minus

          (f) the aggregate amount of investments or other payments required to be made by Holdings or any of the Subsidiaries during such fiscal year pursuant to mandatory capital calls or similar agreements under joint venture, limited liability company or shareholder agreements.

     "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction described in clause (a) above and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.19(b)), any withholding tax that (i) is in effect and would apply to amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to any withholding tax pursuant to Section 2.17(a), or (ii) is attributable to such Foreign Lender's failure to comply with Section 2.17(e).

     "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it. "Financial Officer" means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or controller of such Person.

     "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in :which the Borrower is located For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

     "Foreign Subsidiary" means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

     "GAAP" means generally accepted accounting principles in the United States of America.

     "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government including the National Association of Insurance Commissioners.

     "Grupo TFM" means Grupo Transportacion Ferroviaria Mexicana, S.A. de C.V., a Mexican corporation.

     "Grupo TFM Phase III Investment" means the purchase, or any capital contribution made to Grupo TFM, TFM, S.A. de C.V. or both to fund the purchase, on or about July 31, 2002 by Holdings (or a Subsidiary on behalf of Holdings) of an option to purchase (alone or together with other direct or indirect shareholders of Grupo TFM) from the Federal government of Mexico or any other Mexican governmental entity or quasi-governmental entity an interest of approximately 24.6% in Grupo TFM for approximately $255,000,000.

     "Grupo TFM Phase N Investment" means the purchase, or any capital contribution made to Grupo TFM, TFM, S.A. de C.V. or both to fund the purchase (alone or together with other direct or indirect shareholders of Grupo TFM) in October 2003 by Holdings from the Federal government of Mexico or any other Mexican governmental entity or quasi-governmental entity, pursuant to an option held by such government, of an additional interest of approximately 20% in TFM, S.A. de C.V. for consideration in an aggregate amount of approximately $555,000,000.

     "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support ,such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

     "Guarantee Agreement" means the Guarantee Agreement substantially in the form of Exhibit C among Holdings, the Subsidiaries from time to time party thereto and the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

     "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

     "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

     "Holdings" means Kansas City Southern, a Delaware corporation.

     "Indebtedness"of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, including the Unit Debentures, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all Securitization Transactions of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor. For purposes of calculating the financial covenants set forth in Section 6.14 (but not for purposes of determining the Applicable Rate or for any other purpose), for the period from the closing of the Mandatory Convertible Units Offering to the third anniversary thereof, there shall be excluded from the definition of "Indebtedness" an amount equal to (i) 75(degree)/" of the aggregate outstanding principal amount of the Unit Debentures multiplied by (ii) the percentage, expressed as a decimal, of the aggregate consideration originally payable for Equity Interests in Holdings under the Units Purchase Contract that has not yet been paid by the purchasers.

     "Indemnified Taxes" means Taxes other than Excluded Taxes.

     "Indemnity Subrogation and Contribution Agreement" means an Indemnity, Subrogation and Contribution Agreement substantially in the form of Exhibit D among Holdings, the Borrower, the Subsidiaries from time to time party thereto and the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

     "Information Memorandum" means the Confidential Information Memorandum dated May 2002, relating to the Borrower and the Transactions.

     "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

     "Interest Payment Date" means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

     "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (a) if any Interest Period would end on a. day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month; in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

     "Interstate Commerce Act" means the Interstate Commerce Commission Termination Act of 1995, and the regulations promulgated thereunder.

     "Issuing Bank" means JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

     "LC Disbursement" means a payment made by the Issuing Bank pursuant to a draw under a Letter of Credit.

     "LC Exposure" means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

     "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that shall have ceased to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

     "Letter of Credit" means any letter of credit issued pursuant to this Agreement.

     "Leverage Ratio" means, on any date, the ratio of (a) Total Indebtedness as of such date to (b) Consolidated EBITDA for the period of four consecutive fiscal quarters of Holdings ended on such date.

     "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the. London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such' Interest Period shall be the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

     "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

     "Loan Documents" means this Agreement, the Guarantee Agreement, the Indemnity, Subrogation and Contribution Agreement, each Pledge Agreement, the Security Agreement, the Mortgages, the other Security Documents, the Master Assignment Agreement, the Reaffirmation Agreement and the Amendment and Restatement Agreement.

     "Loan Parties" means Holdings, the Borrower and the other Subsidiary Loan Parties.

     "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

     "Mandatory Convertible Units Offering" means the offering of (a) Unit

Debentures and (b) the Units Purchase Contract.

     "Master Assignment Agreement" means the Master Assignment Agreement dated the date hereof among Holdings, the Borrower, the Administrative Agent, the Assignors (as defined therein) and the Assignees (as defined therein).

     "Material Adverse Effect" means a material adverse effect on (a) the business, assets, liabilities, operations, condition (financial or otherwise) or prospects of Holdings, the Borrower and the other Subsidiaries taken as a whole,
(b) the ability of any Loan Party to perform any of its obligations under any Loan Document or to complete the Transactions in any material respect or (c) the rights of or benefits available to the Lenders under any Loan Document.

     "Material Indebtedness" means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of Holdings, the Borrower and the other Subsidiaries in an aggregate principal amount exceeding $20,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Holdings, the Borrower or any other Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Holdings, the Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

     "Moody's" means Moody's Investors Service, Inc.

     "Mortgage" means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Collateral Agent.

     "Mortgaged Property" means, initially, the real property and the improvements thereto owned by the Loan Parties and described on Schedule 1 and all Rights of Way (as defined in any Mortgage), and includes all other real property and improvements thereto with respect to which Mortgages are granted pursuant to Section 5.12 or 5.13.

     "Multiemployer Plan" shall mean a Plan that is a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA as to which Holdings or any member of the Controlled Group may have any liability.

     "NAFTA Rail" means NAFTA Rail, S.A. de C.V.; a Mexican corporation.

     "Net Proceeds" means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by Holdings, the Borrower and the other Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a Sale and Leaseback Transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by Holdings, the Borrower and the other Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by Holdings, the Borrower and the other Subsidiaries, and the amount of any reserves established by Holdings, the Borrower and the other Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of Holdings). Notwithstanding the foregoing, the first $10,000,000 of cash proceeds received during any fiscal year in respect of Prepayment Events described in clauses (a) and (b) of the definition of such term shall not be deemed to constitute Net Proceeds.

     "Obligations" means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made under this Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of LC Disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of Holdings, the Borrower or any other Subsidiary to the Secured Parties under this Agreement or any other Loan Document, (b) the due and punctual payment and performance of all covenants, agreements, obligations, and liabilities of the Loan Parties, monetary or otherwise, under or pursuant to this Agreement and the other Loan Documents and (c) the due and punctual payment of all obligations of the Borrower under each. Hedging Agreement entered into (i) prior to the date hereof with any counterparty that is a Lender (or an Affiliate thereof) on the date hereof or (ii) on or after the date hereof with any counterparty that is a Lender (or an Affiliate thereof) at the time such Hedging Agreement is entered into, in either case to provide protection against interest rate fluctuations.

     "Original Credit Agreement" means the Credit Agreement dated as of January 11, 2000 among Holdings, the Borrower, the lenders named therein and The Chase Manhattan Bank, as administrative agent, collateral agent, issuing bank and swingline lender, as amended.

     "Other Taxes" means any and all present or future recording, stamp, documentary, excise, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

     "PBGC" means the- Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

     "Perfection Certificate" means a certificate in a form approved by the Collateral Agent.

     "Permitted Investments" means:

          (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

          (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having,. at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

          (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

          (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
     (c) above; and

          (e) such other liquid investments as shall be approved by the Administrative Agent.

     "Permitted Subordinated Debt" means any unsecured Indebtedness of Holdings or the Borrower that is subordinated to the Obligations on terms satisfactory to, and all the provisions of which (including amount, maturity, amortization, prepayment or similar requirements, interest rate, covenants, defaults, and subordination) have been approved as to form and substance by, the Administrative Agent, it being understood that (a) in no event shall the terms of such subordinated Indebtedness require any amortization prior to the Tranche B Maturity Date, and (b) a Subsidiary shall not Guarantee such subordinated Indebtedness unless (i) such Subsidiary also has Guaranteed the Obligations pursuant to the Guarantee Agreement, (ii) such Guarantee of such subordinated Indebtedness is unsecured and subordinated to the Guarantee of the Obligations on terms no less favorable to:the Lenders than the subordination provisions of such subordinated Indebtedness and (iii) such Guarantee of such subordinated Indebtedness provides for the release and termination thereof, without action by any party, upon any release and termination of such Guarantee of the Obligations.

     "Permitted Unsecured Debt" means any unsecured Indebtedness of Holdings or the Borrower, in an aggregate principal amount not to exceed $200,000,000 outstanding at any time, all the provisions of which (including amount, maturity, amortization, prepayment or similar requirements, interest rate, covenants and defaults) have been approved as to form and substance by the Administrative Agent, it being understood that (a) in no event shall the terms of such unsecured Indebtedness require any payments in respect of principal or redemptions prior to the Tranche B Maturity Date, and (b) a Subsidiary shall not Guarantee such unsecured Indebtedness unless (i) such Subsidiary also has Guaranteed the Obligations pursuant to the Guarantee Agreement, (ii) such Guarantee is unsecured and (iii) such Guarantee provides for the release and termination thereof, without action by any party, upon any release and termination of the Guarantee by the applicable Subsidiary of the Obligations (other than by reason of repayment and satisfaction of all of the Obligations).

     "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

     "Plan" shall mean any employee pension benefit plan that is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which Holdings or any member of the Controlled Group may have any liability.

     "Pledge Agreements" means (a) a Pledge Agreement substantially in the form of Exhibit E among Holdings, the Borrower, the other Subsidiaries from time to time party thereto and the Collateral Agent and (b) in connection with pledges of shares of or other equity interests in Foreign Subsidiaries, other pledge agreements or similar agreements in form and substance satisfactory to the Collateral Agent, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

     "Prepayment Event" means:

          (a) any sale, transfer or other disposition (including pursuant to a Sale and Leaseback Transaction or Securitization Transaction) of any property or asset of Holdings, the Borrower or any other Subsidiary, other than (i) sales, transfers or dispositions described in clauses (a) and (b) of Section 6.05 and (ii) transfers of accounts receivable in Securitization Transactions to the extent the aggregate amount of all such transactions after the date of this Agreement shall not exceed $25,000,000; or

          (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of Holdings, the Borrower or any other Subsidiary, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 360 days after such event; or

          (c) the issuance by Holdings, the Borrower or any other Subsidiary of any Equity Interests, or the receipt by Holdings, the Borrower or any other Subsidiary of any capital contribution, other than (i) any such issuance of Equity Interests to, or receipt of any such capital contribution from, Holdings, the Borrower or any other Subsidiary, (ii) issuances of preferred Equity Interests of Holdings or the Borrower that do not require redemptions or repurchases prior to the Tranche B Maturity Date and all dividends in respect of which are accrued or paid with additional shares of such preferred Equity Interest and (iii) issuances of common Equity Interests of Holdings, the Borrower or any Subsidiary; provided, with respect to issuances of such preferred Equity Interests or common Equity Interests by any Subsidiary, the Borrower shall apply the Net Proceeds of such issuance to prepay Term Borrowings or to acquire, directly or indirectly, real property, equipment,. tangible assets or Equity Interests of a Subsidiary or any entity in which Holdings or a Subsidiary already holds a minority interest, in each case within the same time periods and subject to similar certifications as described in Section 2.11(c); or

          (d) the oncurrence by Holdings, the Borrower or any other Subsidiary of any Additional Permitted Unsecured Indebtedness (except as otherwise permitted in such defined term), Permitted Unsecured Debt, any Permitted Subordinated Debt or any Indebtedness evidenced by the Unit Debentures.

     "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMorgan Chase Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

     "Railway Labor Act" means Railway Labor Act, as amended from time to time.

     "Reaffirmation Agreement" means the Reaffirmation Agreement dated the date hereof among Holdings, the Borrower, the Subsidiary Loan Parties and the Collateral Agent.

     "Register" has the meaning set forth in Section 9.04.

     "Related Fund" means with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

     "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

     "Reportable Event" shall mean any reportable event as defined in Section 4043 of ERISA and the regulations issued under such Section with respect to a Plan (other than a Multiemployer Plan), excluding, however, such events as to which the PBGC by regulation or by technical update waived the requirement of
Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event; provided that a failure to meet the minimum funding standard of

Section 412 of the Code and of Section 302 of ERISA shall be a reportable event regardless of the issuance of any waiver in accordance with Section 412(d) of the Code or Section 303(d) of ERISA.

     "Required Lenders" means, at any time, Lenders having Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

     "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Holdings, the Borrower or any other Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in Holdings, the Borrower or any other Subsidiary or any option, warrant or other right to acquire any such Equity Interests in Holdings, the Borrower or any other Subsidiary.

     "Revolving Availability, Period" means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

     "Revolving Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to
Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $100,000,000.

     "Revolving Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans and its LC Exposure and Swingline Exposure at such time.

     "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

     "Revolving Loan" means a Loan made pursuant to clause (b) of Section 2.01.

     "Revolving Maturity Date" means January 11, 2006.

     "Sale and Leaseback Transaction" means any arrangement, directly or indirectly, whereby any Person shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

     "Secured Parties" means (a) the Lenders, (b) the Administrative Agent, (c) the Issuing Bank, (d) the Collateral Agent, (e) each other holder of or obligee in respect of any Obligations and (f) the successors and assigns of each of the foregoing.

     "Securitization Transaction" means any transfer by the Borrower or any Subsidiary of accounts receivable or interests therein (a) to a trust, partnership, corporation or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness or other securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests, or (b) directly to one or more investors or other purchasers. The amount of any Securitization Transaction shall be deemed at any time to be the aggregate principal or stated amount of the Indebtedness or other securities referred to in the preceding sentence or, if there shall be no such principal or stated amount, the uncollected amount of the accounts receivable transferred pursuant to such Securitization Transaction net of any such accounts receivable that have been written off as uncollectible.

     "Security Agreement" means a Security Agreement substantially in the form of Exhibit F among Holdings, the Borrower, the other Subsidiaries from time to time party thereto and the Collateral Agent for the benefit of the Secured Parties, as the same may be amended, modified or supplemented from time to time in accordance with the provisions hereof.

     "Security Documents" means the Security Agreement, each Pledge Agreement, the Mortgages and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

     "Significant Subsidiary" means (a) the Borrower and Caymex, (b) any Subsidiary owning an Equity Interest in a Significant Subsidiary and (c) any other Subsidiary (i) the consolidated revenues of which for the most recent fiscal year of Holdings for which audited financial statements have been delivered pursuant to Section 5.01 were greater than 5% of Holdings' consolidated revenues for such fiscal year or (ii) the consolidated tangible assets of which as of the end of such fiscal year were greater than 5% of Holdings' consolidated tangible assets as of such date.

     "S&P" means Standard & Poor's Ratings Group.

     "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

     "STB" shall mean the Surface Transportation Board, a board established within the Department of Transportation, or any successor Federal agency charged with similar regulation of common carriers.

     "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity
(a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

     "Subsidiary" means the Borrower and each other subsidiary of Holdings.

     "Subsidiary Loan Party" means each of Veals, Inc., Trans-Serve, Inc.,

Gateway Eastern Railway Company, PABTEX L.P., PABTEX GP, LLC, SIS Bulk Holding, Inc., The Kansas City Northern Railway Company, Mid-South Microwave, Inc. and any Significant Subsidiary that is not a Foreign Subsidiary.

     "Swingline Exposure" means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

     "Swingline Lender" means JPMorgan Chase Bank (formerly known as The Chase Manhattan Bank), in its capacity as lender of Swingline Loans hereunder.

     "Swingline Loan" means a Loan made pursuant to Section 2.04.

     "Taxes" means any and all present or future taxes, levies, imposts, duties,deductions, charges or withholdings imposed by any Governmental Authority.

     "Term Loans" means Tranche B Term Loans.

     "Total Indebtedness" means, as of any date, the aggregate principal amount of Indebtedness of Holdings and the Subsidiaries outstanding as of such date that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP including, without duplication, the aggregate amount of all outstanding Securitization Transactions. "Tranche B Lender" means a Lender with an outstanding Tranche B Term Loan.

     "Tranche B Maturity Date" means June 12, 2008.

     "Tranche B Term Loan" means a Loan made pursuant to clause (b) of Section
2.01 of the Original Credit Agreement.

     "Transactions" means the issuance of the 2002 Senior Notes, the repayment in full of the Tranche A Term Loans (as defined in the Original Credit Agreement) under the Original Credit Agreement, the execution, delivery and performance by each Loan Party of the Loan Documents to which it is, or is to be, a party, the borrowing of Loans, the use of the proceeds thereof, the issuance of Letters of Credit, the creation of the Liens provided for in the Security Documents, the issuance of the 2002 Senior Notes and the use of proceeds thereof and the other transactions contemplated by the Loan Documents.

     "Transaction Costs" means the fees and expenses incurred in connection with the Transactions that are to occur on or prior to the Effective Date.

     "2002 Senior Notes" means unsecured 7-1/2% senior notes of the Borrower in an aggregate principal amount not to exceed $200,000,000 outstanding at any time, all the provisions of which (including amount, maturity, amortization, prepayment or similar requirements, interest rate, covenants and defaults) have been approved as to form and substance by the Administrative Agent, it being understood that (a) in no event shall the terms of such 2002 Senior Notes require any payments in respect of principal (including any prepayment, redemption, repurchase or defeasance) prior to the Tranche B Maturity Date, and
(b) a Subsidiary shall not Guarantee such unsecured Indebtedness unless (i) such Subsidiary also has Guaranteed the Obligations pursuant to the Guarantee Agreement, (ii) such Guarantee of such Indebtedness is unsecured and (iii) such Guarantee of such Permitted Unsecured Debt provides for the release and termination thereof, without action by any party, upon any release and termination of the Guarantee by such Subsidiary of the Obligations (other than by reason of repayment and satisfaction of all of the Obligations). The proceeds of the 2002 Senior Notes shall be used (a) on the Effective Date to repay (i) the entire principal amount of the Tranche A Term Loans outstanding on such date under the Original Credit Agreement and interest thereon and (ii) $96,875,000 of the principal amount of Tranche B Term Loans outstanding under the Original

Credit Agreement, (b) to repay $11,350,000 of aggregate principal amounts of other secured Indebtedness of the Borrower and (c) to pay Transaction Costs.

     "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

     "Unit Debentures" means the unsecured senior debentures to be either (a) issued by Holdings and guaranteed by the Borrower or (b) issued by the Borrower; it being understood that (i) in no event shall the terms of such unsecured debentures require any payments in respect of principal or redemptions prior to the Tranche B Maturity Date, and (ii) a Subsidiary (other than the Borrower) shall not Guarantee such unsecured debentures unless (x) such Subsidiary also has Guaranteed the Obligations pursuant to the Guarantee Agreement, (y) such Guarantee of such Indebtedness is unsecured and (z) such Guarantee of such debentures provides for the release and termination thereof, without action by any party, upon any release and termination of the Guarantee by such Subsidiary of the Obligations (other than by reason of repayment and satisfaction of all of the Obligations).

     "Units Purchase Contract" means the purchase contract between the purchasers of Unit Debentures and Holdings, pursuant to which such purchasers agree to buy, and Holdings agrees to sell, Equity Interests in Holdings three years from the date of the closing of the Mandatory Convertible Units Offering.

     "Withdrawal Liability" means liability to aMultiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

     SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e., a "Revolving Loan") or by Type (e., a "Eurodollar Loan") or by Class and Type (e.g a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g:., a "Revolving Borrowing") or by Type (ei., a "Eurodollar Borrowing") or by Class and Type (e. ., a "Eurodollar Revolving Borrowing").

     SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof' and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

     SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                   The Credits

     SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, (a) each Tranche B Lender that was not a Tranche B Lender (as defined in the Original Credit Agreement) has executed and delivered a counterpart of the Master Assignment Agreement pursuant to which it shall have purchased and assumed from a Tranche B Lender under (and as defined in) the Original Credit Agreement a Tranche B Term Loan to the Borrower on the Effective Date in a principal amount not exceeding its Tranche B Commitment and (b) each Revolving Lender agrees, subject to the terms and conditions of this Agreement, to make Revolving Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Revolving Exposure exceeding such Lender's Revolving Commitment. Each Tranche B Lender agrees that the Tranche B Term Loans shall, as of the Effective Date, be governed by the terms and conditions of this Agreement. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

     SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than a Swingline
Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

     (b) Subject to Section 2.14, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

     (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing maybe in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 12 Eurodollar Borrowings outstanding.

     (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date or Tranche B Maturity Date, as applicable.

     SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone
(a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than. 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

     (i)   the aggregate amount of such Borrowing;

     (ii)  the date of such Borrowing, which shall be a Business Day;

     (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

     (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

     (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

     SECTION 2.04. Swingline Loans. (a) Subject to the terms and conditions set forth herein, the Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000 or (ii) the sum of the total Revolving Exposures exceeding the total Revolving Commitments; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.

     (b) To request a Swingline Loan, the Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 1:00 p.m., New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

     (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such .notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender's Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan -shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

     SECTION 2.05. Letters of Credit. (a) General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

     (b) Notice of Issuance Amendment Renewal Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the LC Exposure shall not exceed $15,000,000 and (ii) the total Revolving Exposures shall not exceed the total Revolving Commitments.

     (c) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

     (d) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

     (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that, if such LC Disbursement is not less than $1,000,000, the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with
Section 2.03 or 2.04 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, the Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the

Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

     (f) Obligations Absolute. The Borrower's obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent . jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

     (g) Disbursement Procedures. The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.

     (h) Interim Interest. If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if the

Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph
(e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

     (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to
Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder; the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

     (j) Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower or Holdings described in clause (h) or (i) of Article VII. Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with
Section 2.11 (b) and no Default shall have occurred and be continuing.

     SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.04. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at
(i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to such Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

     SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

     (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

     (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02 and paragraph (e) of this
Section:

          (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

          (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

          (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

          (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

     (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

     (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

     SECTION 2.08. Termination and Reduction of Revolving Commitments. (a) The Revolving Commitments shall terminate on the Revolving Maturity Date.

     (b) The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.11, the sum of the Revolving Exposures would exceed the total Revolving Commitments.

     (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable. provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Commitments.

     SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan of such

Lender on the Revolving Maturity Date, (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Tenn Loan of such Lender as provided in Section 2.10 and (iii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Revolving Maturity Date and the 10th Business Day after such Swingline Loan is made; provided that on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans that were outstanding on the date such Borrowing was requested.

     (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

     (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

     (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terns of this Agreement.

     (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

     SECTION 2.10. Amortization of Tranche B Tenn Loans. (a) Subject to adjustment pursuant to paragraph (d) below, the Borrower shall repay Tranche B Tern Borrowings on each date set forth below in the aggregate principal amount set forth opposite such date:

             Date                                            Amount

        September 30, 2002                                  $ 375,000
        December 31, 2002                                   $ 375,000
        March 31, 2003                                      $ 375,000
        June 30, 2003                                       $ 375,000
        September 30, 2003                                  $ 375,000
        December 31, 2003                                   $ 375,000
        March 31, 2004                                      $ 375,000
        June 30, 2004                                       $ 375,000
        September 30, 2004                                  $ 375,000
        December 31, 2004                                   $ 375,000
        March 31, 2005                                      $ 375,000
        June 30, 2005                                       $ 375,000
        September 30, 2005                                  $ 375,000
        December 30, 2005                                   $ 375,000
        March 31, 2006                                      $ 375,000
        June 30, 2006                                       $ 375,000
        September 29, 2006                                  $ 375,000
        December 29, 2006                                   $ 375,000

        March 30, 2007                                      $ 375,000
        June 29, 2007                                       $ 375,000
        October 1, 2007                                     $ 375,000
        December 31, 2007                                   $ 375,000
        March 31, 2008                                      $ 375,000
        June 12, 2008                                       $ 375,000

     (b) To the extent not previously paid, all Tranche B Term Loans shall be due and payable on the Tranche B Maturity Date.

     (c) Any prepayment of a Tranche B Term Borrowing shall be applied to reduce ratably the subsequent scheduled repayments of the Tranche B Term Borrowings.

     (d) Prior to any repayment of any Tranche B Term Borrowings hereunder, the Borrower shall select the Tranche B Term Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Tranche B Term Borrowings shall be accompanied by accrued interest on the amount repaid.

     SECTION 2.11. Prepayment of Loans. (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section.

     (b) In the event and each occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Borrower shall prepay Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to
Section 2.050)) in an aggregate amount equal to such excess.

     (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of Holdings, the Borrower or any Subsidiary in respect of any Prepayment Event, the Borrower shall, within three Business Days after such Net Proceeds are received, prepay Term Borrowings in an aggregate amount equal to such Net Proceeds (or, in the case of a Prepayment Event relating to a Subsidiary that is not a wholly owned Subsidiary, the portion of such Net Proceeds corresponding to the direct or indirect equity interest of Holdings in such Subsidiary); provided that,(i) in the case of any event described in clause
(a) of the definition of the term Prepayment Event, (x) the Borrower shall prepay Term Borrowings as set forth above within 30 days after the date on which the Net Proceeds are received or (y) if, within such 30 days, the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower to the effect that the Borrower and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 360 days after receipt of such Net Proceeds, to acquire real property, equipment or other tangible assets to be used in the business of the Borrower and the Subsidiaries, and certifying that no Event of Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, as applicable) except to the extent of any such Net Proceeds that have not been so applied by the end of such 360-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied and (ii) in the case of any Prepayment Event relating to issuances of preferred Equity Interests in respect of which cash dividends are payable or which require redemptions or repurchases in cash prior to the Tranche B Maturity Date, Holdings, the Borrower or the applicable Subsidiary will be required to prepay Tranche B Term Loans in an aggregate amount equal to 50% of such Net Proceeds.

     (d) Following the end of each fiscal year of Holdings, commencing with the fiscal year ending December 31, 2002, the Borrower shall prepay Term Borrowings in an aggregate amount equal to (a) 50% of Excess Cash Flow for such fiscal year if the Leverage Ratio as of the last day of such fiscal year shall have been greater than or equal to 3.75:1.00 and (b) 25% of Excess Cash Flow for such fiscal year if the Leverage Ratio as of the last day of such fiscal year shall have been greater than or equal to 3.25:1.00 and less than 3.75:1.00. Term Borrowings will not be required to be prepaid from Excess Cash Flow for any fiscal year if the Leverage Ratio as of the last day of such fiscal year shall have been less than 3.25:1.00. Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 105 days after the end of such fiscal year).

     (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph
(f) of this Section.

     (f) The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

     SECTION 2.12. Fees. (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate of .50% per annum on the average daily unused amount of each Revolving Commitment of such Lender during the period from and including the date of this Agreement to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears in the case of commitment fees in respect of the Revolving Commitments, on the third Business Day following the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees with respect to Revolving Commitments, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose).

     (b) The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the Applicable Rate used to determine the interest rates applicable to Eurodollar Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and (ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of .25% per annum on the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

     (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

     (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

     SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

     (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

     (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Revolving Loans as provided in paragraph (a) of this Section.

     (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

     (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

     SECTION 2.14. Alternate Rate of Interest. If on the day two Business Days prior to the commencement of any Interest Period for a Eurodollar Borrowing:

     (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period or that dollar deposits in the principal amounts of the Eurodollar Loans are not generally available in the London interbank markets; or

     (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period; then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing. In the event of any such determination, the Lenders shall negotiate with the Borrower, at its request, as to the interest rate which the Loans comprising such an ABR Borrowing shall bear; provided that such Loans shall bear interest as provided in Section 2.13(a) pending the execution by the Borrower and the Lenders of a written agreement providing for a different interest rate. Each determination by the Agent hereunder shall be conclusive absent manifest error.

     SECTION 2.15. Increased Costs. (a) If any Change in Law shall:


          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender or any Letter of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

     (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

     (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

     (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

     SECTION 2.16. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11 (f) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event; provided that no such compensation shall be required in respect of the prepayment of a Eurodollar Loan for which an Interest Period of one month was selected by the Borrower if the Borrowing Request in respect of such Eurodollar Loan indicated that such Eurodollar Loan (or any portion thereof) would be prepaid in one or more payments within one month of the date on which such Interest Period commenced. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount -or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The

Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

     SECTION 2.17. Taxes. (a) Any and all payments by or on account of any, obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased` as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

     (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

     (c) The Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

     (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

     (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from the Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

     SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of Set-offs.
(a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., New York City time), on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments; received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

     (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

     (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

     (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

     (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 9.03(c), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

     SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     (b) If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

                                   ARTICLE III

                         Representations and Warranties

     Each of Holdings and the Borrower represents and warrants to the Lenders that:

     SECTION 3.01. Organization, Powers. Each of Holdings and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where: such qualification is required.

     SECTION 3.02. Authorization; Enforceability. The Transactions to be completed by each Loan Party are within such Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each of Holdings and the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of Holdings, the Borrower or such Loan Party, as the case may be, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

     SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions (a) do not require any consent or approval of, registration or filing with or any other action by any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Security Documents, (b) will not violate any applicable law or regulation (including the Interstate Commerce Act) or the charter, by-laws or other organizational documents of Holdings or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Holdings or any of the Subsidiaries or their assets (other than violations of agreements with respect to assets of Holdings or any Subsidiary which violations will not materially affect the value of any such asset or any right of any Secured Party with respect thereto), or give rise to a right thereunder to require any material payment to be made by Holdings or any of the Subsidiaries and (d) will not result in the creation or imposition of any Lien on any asset of Holdings or any of the Subsidiaries, except Liens created under the Loan Documents.

     SECTION 3.04. Financial Condition; No Material Adverse Change. (a) Holdings has heretofore furnished to the Lenders Holdings' consolidated balance sheet and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended December 31, 2001, reported on by KPMG LLP, independent public accountants and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended March 31, 2002, certified by its chief financial officer. Such financial statements present fairly in all material respects the financial position and results of operations and cash flows of Holdings and the consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

     (b) Holdings has heretofore furnished to the Lenders Holdings' pro forma consolidated balance sheet as of March 31, 2002, prepared giving effect to the Effective Date Transactions as if such Transactions had occurred on such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by Holdings and the Borrower to be reasonable), (ii) is based on the best information available to Holdings and the Borrower after due inquiry, (iii) accurately reflects all adjustments necessary to give effect to the Effective Date Transactions and (iv) presents fairly in all material respects the pro forma financial position of Holdings and the consolidated Subsidiaries as of March 31, 2002 as if such Transactions had occurred on such date. (c) Since December 31, 2001, there has been no material adverse change in the business, properties, financial condition, prospects or results of operations of Holdings and the Subsidiaries, taken as a whole.

     SECTION 3.05. Properties. (a) On the date hereof, Holdings and the Subsidiaries have good title to, or valid easement or leasehold interests in, all the real and personal property material to their businesses (including the Mortgaged Properties), free of all Liens other than those permitted by Section
6.02 with the exception however of those Rights of Way (as defined in the Mortgage) located on or passing over land owned not by any of the Mortgagors but by third parties and in such cases the foregoing representation is: limited to the actual Rights of Way exclusive of the underlying land, and subject also to Liens affecting such land to which the Rights of Way may be subject.

     (b) Schedule 3.05(b) describes each real property other than the Rights of Way (as defined in the Mortgage) that will be owned or leased by Holdings or any other Subsidiary as of the Effective Date after giving effect to the Transactions (other than real properties and leasehold interests which (i) which have a fair market value not greater than $500,000 and (ii) are not otherwise essential railroad operating facilities).

     (c) As of the date hereof, except as set forth on Schedule 3.05(c), neither Holdings, nor any of the Subsidiaries has received written notice of, and none of the President, any Vice President or any Financial Officer of Holdings or any Subsidiary has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation which would materially and adversely interfere with the operations of Holdings or any Subsidiary or which would materially affect the value of such Mortgaged Property.

     SECTION 3.06. Litigation and Environmental Matters. (a) Except as set forth in Schedule 3.06 or disclosed in Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of Holdings or the Borrower, threatened against or affecting Holdings or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (ii) that involve any of the Loan Documents or the borrowings hereunder or (iii) that are pending as of the Effective Date and involve any of the other Transactions.

     (b) Except for the Disclosed Matters or as disclosed in Holdings' Annual Report on Form 10-K for the fiscal year ended December 31, 2001, filed with the Securities and Exchange Commission and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither Holdings, the Borrower nor any other Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) to the best knowledge and belief of Holdings and the Borrower, knows of any basis for any Environmental Liability.

     SECTION 3.07. Compliance with Laws and Agreements. Holdings and each Subsidiary is, to the best knowledge of Holdings and the Borrower, in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property (including the Interstate Commerce Act and the Railway Labor Act) and all indentures, agreements and other instruments binding upon it or its property, except failures to be in compliance that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.08. Investment and Holding Company Status. Neither Holdings nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

     SECTION 3.09. Taxes. Each of Holdings and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which Holdings or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 3.10. Employee Benefit Plans. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $10,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $20,000,000 the fair market value of the assets of all such underfunded Plans.

     SECTION 3.11. Disclosure. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

     SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name and the Persons owning the Equity Interests of each Subsidiary and identifies each Subsidiary that is a Subsidiary Loan Party, in each case after giving effect to the Transactions to occur on and as of the Effective Date.

     SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all insurance maintained by or on behalf of Holdings and its Subsidiaries on the Effective Date after giving effect to the Transactions to occur on the Effective Date. As of the Effective Date, all premiums in respect of such insurance have been paid. Holdings and the Borrower believe that the insurance maintained by or on behalf of Holdings and the Subsidiaries is adequate.

     SECTION 3.14. No Undisclosed Dividend Restrictions. Except as set forth in
Schedule 6.07 and except for limitations on the payment of dividends under applicable law, none of the Subsidiaries is subject to any agreement, amendment, covenant or understanding that directly or indirectly (through the application of financial covenants or otherwise) prohibits the ability of such entity to declare or pay dividends.

                                   ARTICLE IV

                                   Conditions

     SECTION 4.01. Effective Date. This Agreement shall not become effective until the date on which each of the conditions set forth in Section 6 of the Amendment and Restatement Agreement is satisfied (or waived in accordance with

Section 9.02 hereof).

     SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

     (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

     (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

     (c) The Administrative Agent shall have received a notice of such Borrowing as required by Section 2.03, or in the case of a Borrowing of a Swingline Loan, the Swingline Lender and the Agent shall have received a notice requesting such Swingline Loan as required by Section 2.04(b).

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by Holdings and the Borrower on the date thereof as to the matters specified in paragraphs
(a) and (b) of this Section.

                                    ARTICLE V

                              Affirmative Covenants

     Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

     SECTION 5.01. Financial Statements and Other Information. Holdings will furnish to the Administrative Agent and each Lender:

     (a) within 105 days after the end of each fiscal year of Holdings, its audited consolidated balance sheet and related statements of income, changes in stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Holdings and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, accompanied by a certificate of said accountants stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

     (b) within 60 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, its consolidated balance sheet and related statements of income, changes in stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Holdings and the consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

     (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.13, 6.14 and 6.15 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

     (d) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Holdings, the Borrower or any other Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Holdings to its shareholders generally, as the case may be;

     (e) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Holdings, the Borrower or any other Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request; and

     (f) prior to the commencement of each fiscal year of Holdings, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget.

     SECTION 5.02. Notices of Material Events. Holdings and the Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

     (a) the occurrence of any Default;

     (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting Holdings, the Borrower or any other Subsidiary that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

     (c) (i) the occurrence of any Reportable Event with respect to any Plan,
(ii) the incurrence of Withdrawal Liability with respect to any Multiemployer Plan or (iii) the receipt by Holdings or any member of the Controlled Group of any notice concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization within the meaning of Title IV of ERISA; and

     (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

     SECTION 5.03. Information Regarding Collateral. (a) Holdings and the Borrower will furnish to the Collateral Agent prompt written notice of any change (i) in any Loan Party's jurisdiction of incorporation or organization, as applicable, (ii) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership: of its properties, (iii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iv) in any Loan Party's identity or corporate structure or
(v) in any Loan Party's Federal Taxpayer Identification Number. Holdings and the Borrower agree not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. Holdings and the Borrower also agree promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

     (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, Holdings and the Borrower will deliver to the Administrative Agent a certificate of a Financial Officer of the Borrower (i) setting forth the information required pursuant to Section 1 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

     SECTION 5.04. Existence; Conduct of Business. Each of Holdings and the Borrower will, and will cause each of the Significant Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04. Holdings and the Borrower will, and will cause each Significant Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted.

     SECTION 5.05. Payment of Taxes. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, pay its Tax liabilities before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings and (b) Holdings, the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP.

     SECTION 5.06. Maintenance of Properties. Each of Holdings and the Borrower will, and will cause each of the Subsidiaries to, maintain, preserve, protect and keep their properties material to the conduct of their business in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that their businesses carried on in connection therewith may be properly conducted at all times.

     SECTION 5.07. Insurance. Holdings and the Borrower will, and will cause each of the Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance on all their property in such amounts and covering such risks as is consistent with sound business practice and customary with companies engaged in similar lines of business and (b) all insurance required to be maintained pursuant to the Security Documents. The Borrower will famish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

     SECTION 5.08. Casualty and Condemnation. Holdings and the Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any material Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement and the Security Documents.

     SECTION 5.09. Books and Records; Inspection and Audit Rights. Holdings and the Borrower will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Holdings and the Borrower will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender to make reasonable examinations and copies of the books of accounts and other financial records of Holdings, the Borrower and each other Subsidiary, and to discuss the affairs, finances and accounts of Holdings, the Borrower and each other Subsidiary with, and to be advised as to the same by, their respective officers upon reasonable notice and at such reasonable times and intervals as the Lenders or the Administrative Agent may designate; provided that (a) any inspection by any Lender shall be at such Lender's own expense and (b) the Lenders shall coordinate the timing of their inspections through the Administrative Agent.

     SECTION 5.10. Compliance with Laws. Holdings and the Borrower will, and will cause each of the Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including ERISA, Environmental Laws and the Interstate Commerce Act), except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

     SECTION 5.11. Use of Proceeds and Letters of Credit. Holdings and the Borrower will, and will cause each of the Subsidiaries to, use the proceeds of the Loans and cause Letters of Credit to be issued only for working capital and general corporate purposes. Holdings and the Borrower will not, nor will they permit any Subsidiary to, use any of the proceeds of the Loans (a) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the Regulations of the Board, including Regulation U or X or (b) to make any acquisition for which the board of directors of the target company has not given its consent or approval.

     SECTION 5.12. Additional Subsidiaries. If any additional Significant Subsidiary is formed or acquired after the Effective Date, the Borrower will, within 30 days after such Significant Subsidiary is formed or acquired, notify the Administrative Agent and the Lenders thereof and cause the Collateral and Guarantee Requirement to be satisfied with respect to such Significant Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or Indebtedness of such Significant Subsidiary owned by or on behalf of any Loan Party.

     SECTION 5.13. Further Assurances. (a) Holdings and the Borrower will, and will cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or.the Required Lenders may reasonably request, to cause the Collateral and Guarantee

Requirement to be and remain satisfied, all at the expense of the Loan Parties. Holdings and the Borrower also agree to provide to the Collateral Agent, from time to time upon request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

     (b) If any material assets (including any real property or improvements thereto or any interest therein) are acquired by Holdings, the Borrower or any other Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Security Agreement that become subject to the Lien of the Security Agreement upon acquisition thereof), Holdings and the Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

                                   ARTICLE VI

                               Negative Covenants

     Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, each of Holdings and the Borrower covenants and agrees with the Lenders that:

     SECTION 6.01. Indebtedness; Certain Equity Securities. (a) Holdings and the Borrower will not permit any Subsidiary to create, incur, assume or permit to exist any Indebtedness, except:

          (i)   the Obligations;

          (ii)  the 2002 Senior Notes;

          (iii) other Indebtedness existing on the date hereof and described in
     Schedule 6.01 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof,

          (iv) the Permitted Unsecured Debt, the Additional Permitted Unsecured Debt, the Permitted Subordinated Debt and the Unit Debentures;

          (v)   Indebtedness owed to Holdings, the Borrower or any other
     Subsidiary;

          (vi) Indebtedness incurred by Subsidiaries to finance the acquisition, construction or improvement of any fixed or capital assets used in the ordinary course of their railroad transportation business, which Indebtedness is secured solely by a Lien on the assets being acquired, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that the aggregate principal amount of the Indebtedness permitted by this clause (vi) and incurred during any fiscal year of Holdings does not exceed $50,000,000;

          (vii) Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

          (viii) Securitization Transactions;

          (ix) Indebtedness of Holdings or a Subsidiary as an account party in respect of letters of credit (which do not constitute Letters of Credit hereunder) in an aggregate stated amount at any time outstanding not in excess of $5,000,000; and

          (x)    other unsecured Indebtedness not expressly permitted by clauses
     (i) through (ix) above; provided that the sum of (A) the Indebtedness permitted by this clause (x), (B) the aggregate principal amount of the outstanding Indebtedness of Holdings secured by Liens permitted by clause
     (xi) of Section 6.02(a) and (C) the Attributable Debt in connection with all Sale and Leaseback Transactions of Holdings and the Subsidiaries permitted by clause (c) of Section 6.03 does not at any time exceed 10% of Consolidated Net Worth.

     (b) Holdings will not permit Caymex, NAFTA Rail, Canama or SCC Holdings, Inc. to create, incur, assume or permit to exist any Indebtedness, other than Indebtedness owed by Caymex to Holdings and Additional Permitted Unsecured Indebtedness.

     (c) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, issue any preferred stock or other preferred Equity Interests other than preferred stock of Holdings that is not by its terms or by the terms of any agreement or instrument subject to any redemption, repurchase or similar requirement, whether absolute, at the option of any holder thereof or upon the occurrence of any event or contingency (other than an event which results in an Event of Default hereunder) which could occur prior to the final maturity of all the Loans.

     SECTION 6.02. Liens. (a) Holdings will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (i) Liens created under the Loan Documents or permitted under any other Loan Document;

          (ii) Liens for taxes, assessments or governmental charges or levies on its property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings;

          (iii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business that secure payment of obligations (a) which are being contested in good faith by appropriate proceedings or (b) for which Holdings or any of its Subsidiaries, as applicable, have posted a bond supported only by cash;

          (iv) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, laws providing for old age pensions or other social security or retirement benefits, or similar legislation;

          (v) Utility easements, building restrictions and such other encumbrances or charges against real property and defects and irregularities in the title thereto or facts an accurate survey of the property would show and landlords' and lessors' liens under leases to which any of Holdings or its Subsidiaries is a party, none of which in any material way affect the marketability of the same or interfere with the use thereof in the ordinary course of the business of Holdings, the Borrower or the Subsidiaries;

          (vi) Liens existing on the date hereof and described in Schedule 6.02 hereto; provided that such Liens shall secure only those obligations that they secure on the date hereof,

          (vii) any Lien existing on any property or asset prior to the acquisition thereof by Holdings or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that
     (A) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (B) such Lien shall not apply to any other property or assets of Holdings or any Subsidiary and (C) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof,

          (viii) Liens on fixed or capital assets acquired, constructed or improved by Holdings or any Subsidiary; provided that (A) such Liens secure Indebtedness permitted by clause (vi) of Section 6.01 (a) (or Indebtedness of Holdings that would be permitted if such clause (vi) were applicable to Holdings as well as to the Subsidiaries), (B) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (C) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (D) such Liens shall not apply to any other property or assets of Holdings or any Subsidiary;

          (ix) to the extent any Securitization Transaction is not structured as a true sale of accounts receivable, Liens existing or deemed to exist in connection with such Securitization Transactions; provided, that any outstanding Tranche B Term Loans shall be prepaid to the extent required under Section 2.11(c);

          (x) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII; and

          (xi) Liens not expressly permitted by clauses (i) through (x); provided that the sum of (A) the Indebtedness permitted by clause (x) of
     Section 6.01(a), (B) the aggregate principal amount of the outstanding Indebtedness of Holdings and the Subsidiaries secured by Liens permitted by this clause and (C) the Attributable Debt in connection with all Sale and Leaseback Transactions of Holdings and the Subsidiaries permitted by clause
     (c) of Section 6.03 does not at any time exceed 10% of Consolidated Net Worth.

     SECTION 6.03. Sale and Leaseback Transactions. Holdings will not, and will not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction other than:

     (a) Sale and Leaseback Transactions involving locomotives, rolling stock or other equipment with Southern Capital Corporation, LLC;

     (b) Sale and Leaseback Transactions permitted by clauses (h) and G) of
Section 6.08; and

     (c) any other Sale and Leaseback Transaction if (i) at the time of such Sale and Leaseback Transaction no Default shall have occurred and be continuing,
(ii) the proceeds from the sale of the subject property shall be at least equal to its fair market value on the date of such sale and (iii) the sum of (A) the Indebtedness permitted by clause (x) of Section 6.01(a), (B) the aggregate principal amount of the outstanding Indebtedness of Holdings secured by Liens permitted by clause (xi) of Section 6.02(a) and (C) the Attributable Debt in connection with all Sale and Leaseback Transactions of Holdings and the Subsidiaries permitted by this clause (c) does not at any time exceed 10% of Consolidated Net Worth.

     SECTION 6.04. Mergers and Consolidations. (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any wholly owned Subsidiary may merge into Holdings or the Borrower in a transaction in which Holdings or the Borrower is the surviving corporation, (ii) any Subsidiary may merge into or consolidate with any other Subsidiary if (A) the surviving or resulting entity is a Subsidiary and the percentage of the Equity Interests of such surviving or resulting entity owned directly or indirectly by Holdings is not less than the percentage of the Equity Interests so owned in either of the constituent corporations and (B) if either of such constituent Subsidiaries is a Subsidiary Loan Party, the surviving or resulting entity shall be a Subsidiary Loan Party, and (iii) any Subsidiary may liquidate into its parent corporation or corporations or dissolve if Holdings or the Borrower determines in good faith that such liquidation or dissolution is in the best interests of Holdings or the Borrower.

     (b) Holdings and the Borrower will not permit Caymex to engage in any business or activity other than the ownership of all of the outstanding Equity Interests of NAFTA Rail and Canama and activities incidental thereto. Holdings and the Borrower will not permit NAFTA Rail to engage in any business or activity other than the ownership of Equity Interests of Grupo TFM and activities incidental thereto. Holdings and the Borrower will not permit Canama to engage in any business or activity other than the ownership of Equity Interests of Panama Canal Railway Company and activities incidental thereto.

     SECTION 6.05. Asset Sales. Holdings and the Borrower will not, and will not permit any of the Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will Holdings permit any of the Subsidiaries (other than the Borrower, subject to Section 2.11(c)) to issue any additional Equity Interest in such Subsidiary, except: (a) sales of inventory, used or surplus equipment and Permitted Investments in the ordinary course of business;

     (b) sales, transfers and dispositions to Holdings or a Subsidiary; provided that any such sales, transfers or dispositions involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.06;

     (c) sales, transfers and dispositions of accounts receivable pursuant to one or more Securitization Transactions provided, any outstanding Tranche B Term Loans shall be prepaid to the extent required under Section 2.11(c);

     (d) sales, transfers and other dispositions of assets that are not permitted by any of the preceding clauses; provided that (i) the Net Proceeds from any such sale, transfer or other disposition are paid to the Lenders to the extent required by Section 2.11 (c) and (ii) such assets are sold, transferred or otherwise disposed of for fair market value; and

     (e) the issuance of any Equity Interest in connection with the Grupo TFM Phase III Investment or the Grupo TFM Phase IV Investment provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) above) shall be made for fair value.

     SECTION 6.06. Transactions with Affiliates. Neither Holdings nor the

Borrower will, nor will they permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of their respective Affiliates, except (a) transactions in the ordinary course of business at prices and on terms and conditions which, taken as a whole, are not less favorable to Holdings, the Borrower or such Subsidiary than would prevail in arm's-length transactions with unrelated third parties, (b) transactions between or among Holdings, the Borrower and the Subsidiary Loan Parties not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.10.

     SECTION 6.07. Certain Other Agreements. (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, enter into or permit to exist any agreement or other arrangement that directly or indirectly (through the application of financial covenants or otherwise) prohibits or restricts (i) the ability of Holdings, the Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets or (ii) the ability of any Subsidiary to pay dividends or other distributions with respect to its Equity Interests or to make or repay loans or advances to Holdings or any other Subsidiary or to Guarantee Indebtedness of Holdings or any other Subsidiary; provided that (A) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (B) the foregoing shall not apply to restrictions and conditions existing on the date of the Original Credit Agreement and identified on Schedule 6.07 thereto (but shall apply to any amendment or modification expanding the scope of any such restriction or condition), (C) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale if such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (D) clause (i) of the foregoing shall not apply to customary restrictions contained in the Permitted Unsecured Debt or the Additional Permitted Unsecured Debt, (E) clause (i) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (F) clause (i) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

     (b) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, directly or indirectly, enter into or be bound by any agreement or instrument containing any provision restricting the incurrence of Indebtedness or governing Holdings's and the Subsidiaries' financial condition if such provision is not contained in this Agreement or is more restrictive than the analogous provision contained in this Agreement unless (i) the Borrower has delivered a copy of such document to the Administrative Agent not less than 10 Business Days prior to executing the same and (ii) Holdings and the Borrower enter into an amendment to this Agreement to add the more restrictive provision or to conform the analogous provision of this Agreement to such more restrictive provision.

     SECTION 6.08. Investments, Loans, Advances, Guarantees and Acquisitions. Holdings and the Borrower will not, and will not permit any of the Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of Indebtedness or other securities. (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (all the foregoing being collectively called "Investments"), except:

     (a) Permitted Investments;

     (b) Investments existing on the date hereof;

     (c) Investments in Loan Parties;

     (d) loans or advances to Holdings;

     (e) Guarantees of Indebtedness of Persons other than Subsidiaries constituting Indebtedness permitted by Section 6.01;

     (f) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

     (g) Investments consisting of loans and advances to employees for moving, entertainment, travel and similar expenses; provided that the aggregate outstanding amount of such loans and advances shall not exceed $1,000,000;

     (h) Guarantees for the benefit of, or capital contributions or loans to, or sale and leaseback transactions with, Texas Mexican Railway Company or any other domestic railway company that owns railways that are contiguous with those owned by the Borrower; provided that the aggregate amount of such capital contributions, loans and guaranteed Indebtedness and sale and leaseback transactions shall not exceed $25,000,000;

     (i) the Grupo TFM Phase III Investment and the Grupo TFM Phase IV
Investment;

     (j) Guarantees for the benefit of, or capital contributions or loans to, or sale and leaseback transactions with, any company that is engaged in the same line of business as the Borrower or a related line of business; provided that the aggregate amount of such capital contributions, loans and guaranteed Indebtedness and sale and leaseback transactions shall not exceed $25,000,000;

     (k) Investments made with the Net Proceeds of issuances of Equity Interests by Holdings or any of its Subsidiaries remaining after any prepayments required under Section 2.11 have been made; and

     (l) Investments not expressly permitted by clauses (a) through (k); provided that the aggregate amount all such Investments shall not at any time exceed $10,000,000.

     SECTION 6.09. Hedging Agreements. Holdings and the Borrower will not, and will not permit any of the Subsidiaries to, enter into any Hedging Agreement other than Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which Holdings, the Borrower or the Subsidiaries shall be exposed in the conduct of their businesses, and not for speculative purposes.

     SECTION 6.10. Restricted Payments, Certain Payments of Indebtedness. (a) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, declare or make; or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) Holdings may declare and pay dividends with respect to its capital stock payable solely in additional shares of its capital stock, (ii) Subsidiaries may declare and pay dividends ratably with respect to their capital stock, (iii) Holdings may make Restricted Payments pursuant to and in accordance with stock option plans or other benefit plans for management or employees of Holdings and its Subsidiaries, (iv) Holdings may pay cash dividends with respect to shares of its preferred Equity Interests in respect of which cash dividends are payable or which require redemptions or repurchases in cash; provided that no such payments shall be made under this clause (iv) upon the occurrence and during the continuance of an Event of Default pursuant to clauses (a), (h) or (i) of
Article VII.

     (b) Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness (other than the Obligations), or any payment or other distribution (whether in cash, securities or other property) on account of the purchase, redemption, retirement, acquisition, cancelation, defeasance or termination of any Indebtedness, except:

          (i) scheduled or mandatory payments of the principal of or premium or interest on Indebtedness, other than payments in respect of the Permitted Subordinated Debt or other Indebtedness subordinated to the Obligations that shall be prohibited by the subordination provisions thereof;

          (ii) refinancings of Indebtedness to the extent permitted by Section 6.01;

          (iii) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness; and

          (iv) payments in respect of Indebtedness owed to Holdings or any Subsidiary.

     SECTION 6.11. Amendment of Material Documents. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary or, to the extent within their control, Grupo TFM, to, amend, modify or waive any of its rights under (a) any indenture or other agreement or instrument governing Material Indebtedness or (b) any other material agreement or instrument, in each case in a manner that would be materially adverse to the rights or interests of the Lenders.

     SECTION 6.12. Ownership of Caymex, NAFTA Rail and Grupo TFM. Neither Holdings nor the Borrower will, nor will they permit any Subsidiary to, permit
(a) any Equity Interest in Caymex to be owned by any Person other than (i) Holdings or (ii) any other Loan Party that shall have pledged all Equity Interests in Caymex owned by it pursuant to the Pledge Agreement, (b) any Equity Interest in NAFTA Rail to be owned by any Person other than Caymex or (c) any Equity Interest in Grupo TFM, so long as it is owned directly or indirectly by Holdings, to be owned by any Person other than NAFTA Rail.

     SECTION 6.13. Interest Expense Coverage Ratio. Holdings will not permit the ratio as of the last day of any fiscal quarter during any period set forth below of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the period of four consecutive fiscal quarters ending on the last day of such fiscal quarter to be less than the ratio set forth below opposite such period:

                          Period                                      Ratio
                          ------                                      -----

           April 1, 2002 to December 31, 2002                      2:00 : 1.00
           January 1, 2003 to December 31, 2003                    2.25 : 1.00
           January 1, 2004 and thereafter                          2.50 : 1.00

     SECTION 6.14. Leverage Ratio. Holdings will not permit the Leverage Ratio as of the last day of any fiscal quarter during any period set forth below to exceed the ratio set forth opposite such period:

                          Period                                       Ratio
                          ------                                       -----

           March 31, 2002                                           6.25:1.00
           April 1, 2002-December 31, 2002                          5.00:1.00

           January 1, 2003 -June 30, 2003                           4.75:1.00
           July 1, 2003 -December 31, 2003                          4:50:1.00
           January 1, 2004 - June 30, 2004                          4:25:1.00
           July 1, 2004 - December 31, 2004                         4:00:1.00
           January 1, 2005 and thereafter                           3.75:1.00

     SECTION 6.15. Capital Expenditures. Holdings will not permit the aggregate amount of Capital Expenditures during any fiscal year of Holdings during any period set forth below to exceed the amount set forth opposite such period:

                          Period                                    Amount
                          ------                                    ------

           January 1, 2002 to December 31, 2002                  $ 95,000,000
           January 1, 2003 to December 31, 2003                  $100,000,000
           January 1, 2004 to December 31, 2004                  $105,000,000
           January 1, 2005 to December 31, 2005                  $110,000,000
           January 1, 2006 and thereafter                        $115,000,000

provided, that the amount set forth opposite each of the periods above will be reduced by the aggregate amount of all capital contributions, loans, guaranteed Indebtedness and sale and leaseback transactions incurred pursuant to clause (j) of Section 6.08 during such period.

                                   ARTICLE VII

                                Events of Default

     If any of the following events ("Events of Default") shall occur:

     (a) the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

     (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five Business Days;

     (c) any representation or warranty made or deemed made by or on behalf of Holdings, the Borrower or any other Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been materially false when made or deemed made;

     (d) Holdings or the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of Holdings or the Borrower) or 5.11 or in Article VI;

     (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 15 days after notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of any Lender);

     (f) Holdings, the Borrower or any other Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

     (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

     (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of Holdings, the Borrower or any other Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrate or, conservator or similar official for Holdings, the Borrower or any other Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

     (i) Holdings, the Borrower or any other Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings, the Borrower or any other Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

     (j) Holdings, the Borrower or any other Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

     (k) one or more judgments for the payment of money in an aggregate amount in excess of $10,000,000 shall be rendered against Holdings, the Borrower, any other Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of Holdings, the Borrower or any other Subsidiary to enforce any such judgment;

     (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

     (m) any Lien purported to be created under any Security Document with respect to any material portion of the Collateral shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Collateral Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Collateral Agreement;

     (n) a Change in Control shall occur; or

     (o) an event of default or purchase termination event or other comparable event shall occur in respect of any Securitization Transaction in an aggregate amount greater than $20,000,000, in any case that could reasonably be expected to have a material and adverse effect on the liquidity of the Borrower or any of its Subsidiaries or otherwise result in a Material Adverse Effect;

then, and in every such event (other than an event with respect to Holdings or the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to Holdings or the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

                                  ARTICLE VIII

                            The Administrative Agent

     Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. For purposes of this
Article VIII and for the purposes of Article IX, all references to the Administrative Agent are deemed to include references to the Collateral Agent.

     The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Holdings, the Borrower or any other Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

     The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower or any other Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the

Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by Holdings, the Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

     The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for Holdings or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

     The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

     Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and' the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

     Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

                                   ARTICLE IX

                                  Miscellaneous

     SECTION 9.01. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

     (a) if to Holdings or the Borrower, to it at 427 West 12th Street, Kansas City, Missouri 64105, Attention of the Vice President and Treasurer (Telecopy No. (816) 983-1198), with a copy to the Senior Vice President and General Counsel (Telecopy No. (816) 983-1227);

     (b) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Margaret Swales (Telecopy No. (212) 552-5662), with a copy to J.P. Morgan Securities Inc., 270 Park Avenue, New York, NY 10017, Attention of Julie
S. Long (Telecopy No. (212) 270-5127);

     (c) if to the Issuing Bank, to it at JPMorgan Chase Bank, Attention of Margaret Swales (Telecopy No. (212) 552-5662);

     (d) if to the Swingline Lender, to it at, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Margaret Swales (Telecopy No. (212) 552-5662); and

     (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

     SECTION 9.02. Waivers; Amendments. (a) No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

     (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release Holdings or any Subsidiary Loan Parties that are substantial in relation to Holdings and the Subsidiaries taken as a whole from their Guarantees under the Guarantee Agreement (except as expressly provided by Section 9.14), or limit their liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or any substantial part of the Collateral from the Liens of the Security Documents without the written consent of each Lender (except as expressly provided by Section 9.14) or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those of Lenders holding Loans of any other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of the Class adversely affected or receiving a lesser benefit; provided further that
(A) no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders of one Class, but not the other Lenders, may be effected by an agreement or agreements in writing entered into by Holdings, the Borrower and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, any provision of this Agreement may be amended by an agreement in writing entered into by ;Holdings, the Borrower, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (i) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

     SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and the Collateral Agent and their Affiliates, including the reasonable fees, charges and disbursements of counsel, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and
(iii) all out-of-pocket expenses incurred by the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Collateral Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

     (b) The Borrower agrees to indemnify the Administrative Agent, the Collateral Agent, the Issuing Bank, each Lender and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee") against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated thereby, the performance by the parties thereto of their respective obligations thereunder or the consummation of the Transactions, (ii) the use of the proceeds of the Loans or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (i) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the negligence or wilful misconduct of such Indemnitee and (ii) have not, in whole or in part, arisen out of or resulted from any act, or omission to act, of Holdings, the Borrower or any of their Affiliates.

     (c) To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Collateral Agent, the Issuing Bank or the Swingline Lender m its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposure, outstanding Term Loans and unused Commitments at the time.

     (d) To the extent permitted by applicable law, neither Holdings nor the Borrower shall assert, and each hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

     (e) All amounts due under this Section shall be payable promptly after written demand therefor.

     SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement. (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); provided that
(i) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of any Lender, each of the Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender, an Affiliate of a Lender or a Related Fund of any Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one or more, but not all, Classes of its Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance together with a processing and recordation fee of $2,500 (except in the case of an assignment to a Lender or an Affiliate of a Lender or a Related Fund of a Lender and only one such fee shall be payable in the event of a concurrent assignment to two or more assignees that are Affiliates of one another, or to two or more Related Funds managed by the same investment advisor or affiliated investment advisor), and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing; provided that as a result of such assignment the Borrower would not incur any additional costs under Section
2.17 than it would have incurred had such assignment not occurred. Subject to acceptance and recording thereof pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

     (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and Holdings, the Borrower, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

     (e) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) Holdings, the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan: Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted bylaw, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18 (c) as though it were a Lender.

     (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.17(e), and to be subject to Section 2.19, as though it were a Lender.

     (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

     (h) Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") of such Granting Lender, identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower, the option to provide to the Borrower all or any part of any Loan that such Granting Lender would otherwise be obligated to make to the Borrower pursuant to Section 2.01, provided that (i) nothing herein shall constitute a commitment to make any Loan by any SPC, (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof (iii) such Granting Lender's other obligations under this Agreement shall remain unchanged, (iv) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (v) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender's rights and obligations under this Agreement. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by the Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the related Granting Lender). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.04 or in Section 9.12, any SPC may (i) with notice to, but without the prior written consent of, the Borrower or the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to its Granting Lender or to any financial institutions providing liquidity and/or credit facilities to or for the account of such SPC to fund the Loans made by such SPC or to support the securities (if any) issued by such SPC to fund such Loans and (ii) disclose on a confidential basis, to the extent such disclosure would be permitted under
Section 9.1'2 as if such SPC were a Lender, any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of a surety, guarantee or credit or liquidity enhancement to such SPC.

     SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

     SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other

Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01 and Section 6 of the Amendment and Restatement Agreement, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

     SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

     SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

     SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process.
(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

     (b) Each of Holdings and the Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of: the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law; in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against Holdings, the Borrower or its properties in the courts of any jurisdiction.

     (c) Each of Holdings and the Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives; to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WANES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO
(A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

     SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

     SECTION 9.12. Confidentiality. Each of the Administrative Agent, the Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors as need to know such information in connection with the servicing and protection of its interests in respect of its Loans and Commitments, the Loan Documents and the Transactions (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority including the National Association of Insurance Commissioners, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower, (h) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor (so long as such contractual counterparty of professional advisor to such contractual counterparty agrees to be bound by the provisions of this Section 9.12) or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than Holdings or the Borrower. For the purposes of this Section, "Information" means all information received from Holdings or the Borrower relating to Holdings or the Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by Holdings or the Borrower; provided that, in the case of information received from Holdings or the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

     SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

     SECTION 9.14. Release of Liens and Guarantees. In the event that Holdings or any Subsidiary sells, transfers or otherwise disposes of all or any portion of any of the Equity Interests, assets or property owned by Holdings or such Subsidiary in a transaction not prohibited by this Agreement, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize and instruct the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower to release any Liens created by any Loan Document in respect of such Equity Interests, assets or property, including the release and satisfaction of record of any mortgage or deed of trust granted in connection herewith, and, in the case of a disposition of all or substantially all the Equity Interests or assets of any Subsidiary that is a Loan Party, to terminate such Subsidiary's obligations under the Guarantee Agreement and each other Loan Document. In addition, the Administrative Agent and the Collateral Agent will take such actions as are reasonably requested by the Borrower to terminate the Liens and security interests created by the Loan Documents when all the Obligations have been paid in full and all Letters of Credit and Commitments have been terminated. The Borrower agrees to pay all out-of-pocket expenses of the Administrative Agent and the Collateral Agent in connection with releases of Liens and obligations under the Guarantee Agreement provided for in this Section.

     SECTION 9.15. No Novation. This Agreement shall not extinguish the Loans outstanding under the Original Credit Agreement. Nothing herein contained shall be construed as a substitution or novation of the Loans outstanding under the Original Credit Agreement, which shall remain outstanding as modified hereby. Notwithstanding any provision of this Agreement, the provisions of Sections 2.15, 2.16, 2.17 and 9.03 of the Original Credit Agreement as in effect immediately prior to the Effective Date will continue to be effective as to all matters arising out of or in any way related to facts or events. existing or occurring prior to the Effective Date.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       KANSAS CITY SOUTHERN,

                                           by ______________________________
                                             Name:
                                             Title:

                                       THE KANSAS CITY SOUTHERN RAILWAY
                                       COMPANY,

                                           by ______________________________
                                             Name:
                                             Title:

                                       JPMORGAN CHASE BANK, individually and
                                       as Administrative Agent, Issuing Bank
                                       and Swingline Lender,

                                           by ______________________________
                                             Name:
                                             Title: